UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 4, 2016

ARMOUR RESIDENTIAL REIT, INC.

 (Exact name of registrant as specified in its charter)

Maryland	001-34766	26-1908763
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of principal executive offices)	(Zip Code)

(772) 617-4340

 (Registrant’s telephone number, including area code)

Copies to:

Bradley D. Houser, Esq.

Christina C. Russo, Esq.

Akerman LLP

Three Brickell City Centre

98 Southeast Seventh Street

Miami, Florida 33131

Tel: (305) 374-5600

Fax: (305) 374-5095

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On April 4, 2016, ARMOUR Residential REIT, Inc. (“ARMOUR”) and JAVELIN Mortgage Investment Corp. (“JAVELIN”) issued a press release announcing that ARMOUR’s previously-announced $85.2 million cash tender offer (the “Tender Offer”) for all of the outstanding shares of common stock of JAVELIN (the “JAVELIN Common Stock”) has successfully met the Minimum Condition, as defined in the Agreement and Plan of Merger dated as of March 1, 2016, among ARMOUR, JMI Acquisition Corporation (“Acquisition”) and JAVELIN (the “Merger Agreement”). ARMOUR, through its newly formed subsidiary, Acquisition, has agreed to purchase 6,785,972 shares of JAVELIN Common Stock that were properly tendered (including 594,297 shares tendered through notices of guaranteed delivery) and not withdrawn prior to expiration of the Tender Offer at the tender offer price of $7.18 per share, for an aggregate cost of approximately $48.7 million, excluding fees and expenses relating to the Tender Offer. The 6,785,972 shares of JAVELIN Common Stock that ARMOUR has agreed to purchase in the Tender Offer (including the shares tendered through notices of guaranteed delivery) will result in ARMOUR’s ownership of approximately 57.2% of JAVELIN Common Stock outstanding as of April 1, 2016.

Pursuant to the Merger Agreement, ARMOUR intends to complete the acquisition of JAVELIN through a second-step merger (the “Merger”) in which all of the remaining shares of JAVELIN Common Stock not purchased by ARMOUR in the Tender Offer will be converted into the right to receive the same cash price per share as in the Tender Offer, which is $7.18 per share, for an aggregate cost of approximately $36.5 million. Maryland law does not require that the Merger be approved by the JAVELIN stockholders. In accordance with Maryland law, the Merger is expected to be consummated on April 6, 2016. Upon consummation of the Merger, JAVELIN will become a wholly-owned subsidiary of ARMOUR. Following the Merger, it is anticipated that the shares of JAVELIN Common Stock will cease to be traded on The New York Stock Exchange before the open of market on April 7, 2016.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document
99.1	Press Release, dated April 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2016

ARMOUR RESIDENTIAL REIT, INC.

By: /s/ James R. Mountain

Name: James R. Mountain

Title: Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description of Document
99.1	Press Release, dated April 4, 2016.